UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018 (July 13, 2018)

MATLIN & PARTNERS ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38025	81-1847117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

585 Weed Street
New Canaan, CT

(address of principal executive offices)

06840
(zip code)

(203) 864-3144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 UR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger and Contribution Agreement

On July 13, 2018 (the “Execution Date”), Matlin & Partners Acquisition Corporation, a Delaware corporation (the “Company”), entered into a Merger and Contribution Agreement (the “Merger and Contribution Agreement”) with MPAC Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), USWS Holdings LLC, a Delaware limited liability company (“USWS Holdings”), certain blocker companies named therein (the “Blocker Companies”) and, solely for purposes described therein, the seller representative named therein. The transactions contemplated by the Merger and Contribution Agreement are referred to herein as the “Transactions.”

Subject to the satisfaction or waiver of the conditions to closing of the Transactions described below, the Transactions will effect a business combination between the Company and USWS Holdings. USWS Holdings is a holding company for U.S. Well Services, LLC, a Delaware limited liability company, which provides high-pressure, hydraulic fracturing services in unconventional oil and natural gas basins. At the closing of the Transactions (the “Closing”), the Company’s name will be changed to U.S. Well Services, Inc.

Transaction Structure and Consideration

Following the Closing, the combined company will be organized in an “Up-C” structure, meaning that substantially all of the assets of the combined company will be held by USWS Holdings, and the Company’s only assets will be equity interests in USWS Holdings. Following the Closing, the Company will own a majority of the outstanding equity interests of USWS Holdings and will be the sole managing member of USWS Holdings.

Prior to the Closing, the outstanding common units representing limited liability company interests in USWS Holdings (the “Existing USWS Units”) are owned by the Blocker Companies and certain other persons and entities (such other owners of Existing USWS Units, the “Non-Blocker USWS Members”). At Closing, the direct or indirect owners of Existing USWS Units will receive consideration consisting of:

•	shares of Class A Common Stock of the Company (the “Class A Common Stock”), which will be issued to the owners of equity interests in the Blocker Companies (the “Blocker Stockholders”) pursuant to the Blocker Merger (as defined below);

•	a new class of common units representing limited liability company interests in USWS Holdings (“New USWS Units”), which will be issued to certain of the Non-Blocker USWS Members pursuant to the USWS Merger (as defined below); and

•	shares of a new class of common stock of the Company designated as Class B Common Stock (the “Class B Common Stock”), which will be issued to certain of the Non-Blocker USWS Members pursuant to the USWS Merger, with the number of shares of Class B Common Stock being equivalent to the number of New USWS Units issued to such Non-Blocker USWS Members pursuant to the USWS Merger.

The total consideration to be received by the Blocker Stockholders and the Non-Blocker USWS Members at Closing pursuant to the Transactions (the “USWS Owner Transaction Consideration”) will consist of 27,400,000 shares in the form of shares of Class A Common Stock and New USWS Units/Class B Common Stock, subject to adjustment for: (x) the amount, if any, by which the “Baseline Adjusted Net Debt Amount” of $226,000,000 exceeds the Closing Adjusted Net Debt Amount (as defined in the Merger and Contribution Agreement), (y) divided by $10.00.  Such shares payable in respect of the USWS Transaction Consideration may be reduced by up to 375,000 shares, as may be needed to satisfy the Drawn Shares (as defined below) pursuant to the backstop arrangement with Crestview as noted below.

In order to give effect to the Up-C structure, pursuant to the Transactions: (i) the USWS Owner Transaction Consideration will be allocated among the Blocker Stockholders and the Non-Blocker USWS Members in accordance with the provisions of the Merger and Contribution Agreement and the existing limited liability company agreement of USWS Holdings (such allocation, the “Consideration Allocation”); and (ii) the Company will receive the Company Transaction Consideration (as defined below).

The total consideration to be received by the Company at Closing pursuant to the Transactions (the “Company Transaction Consideration”) will consist of (i) a number of New USWS Units equal to the number of shares of Class A Common Stock that will be outstanding immediately after Closing and (ii) warrants to purchase a number of New USWS Units equal to the number of shares of Class A Common Stock issuable upon the exercise of the warrants to purchase shares of Class A Common Stock that will be outstanding immediately after the Closing. The Company Transaction Consideration will be issued to the Company pursuant to the USWS Merger.

As described below, each New USWS Unit, other than those held by the Company, will be exchangeable, together with one share of Class B Common Stock, for one share of Class A Common Stock at the option of the holder, subject to certain restrictions.

At the Closing, pursuant to the terms of the Company’s certificate of incorporation, each outstanding share of Class F Common Stock of the Company (the “Class F Common Stock”), other than those canceled at Closing pursuant to the Founder Share Cancelation (as defined below) will convert automatically into one share of Class A Common Stock (the “Class F Conversion”).

The Transactions

The Transactions will involve three principal components, each of which is described below.

Blocker Merger

Pursuant to the Merger and Contribution Agreement, on the date of the Closing (the “Closing Date”), each Blocker Company will be merged with and into the Company (collectively, the “Blocker Merger”), whereupon the separate existence of each Blocker Company will cease, and the Company will continue as the surviving entity of the Blocker Merger. At the effective time of the Blocker Merger (the “Blocker Merger Effective Time”), the equity interests of each Blocker Company issued and outstanding immediately prior to the Blocker Merger Effective Time will be converted into the right to receive a number of shares of Class A Common Stock determined in accordance with the Consideration Allocation, plus cash in lieu of any fractional share of Class A Common Stock.

Except for the Class F Conversion, the Founder Share Cancelation and, if applicable, the Sponsor Warrant Cancelation (as defined below) (each to be effective at Closing), the capital stock and warrants of the Company issued and outstanding immediately prior to the Blocker Merger Effective Time will remain outstanding and be unaffected by the Blocker Merger.

Immediately after the Blocker Merger Effective Time and as a result of the Blocker Merger, the Company will own the Existing USWS Units previously owned by the Blocker Companies (the “Company Acquired Existing USWS Units”).

Company Contribution

Pursuant to the Merger and Contribution Agreement, on the Closing Date and immediately after the Blocker Merger Effective Time, the Company will contribute to Merger Sub (the “Company Contribution”), as a capital contribution in respect of the limited liability company interests in Merger Sub held by the Company (the “Merger Sub Interests”):

•	all of its Available Funds (as defined in the Merger and Contribution Agreement), other than cash required to pay certain expenses of the Company incurred in connection with the Transactions;

•	the number of shares of Class B Common Stock to be issued to the Non-Blocker USWS Members; and

•	a number of shares of Class A Common Stock to be used to pay certain expenses of USWS related to the Transactions.

USWS Merger

Pursuant to the Merger and Contribution Agreement, on the Closing Date and immediately after the Company Contribution, Merger Sub will be merged with and into USWS Holdings (the “USWS Merger”), whereupon the separate limited liability company existence of Merger Sub will cease and USWS Holdings will continue as the surviving limited liability company of the USWS Merger.

At the effective time of the USWS Merger (the “USWS Merger Effective Time”), by virtue of the USWS Merger, (i) all of the Existing USWS Units that are issued and outstanding immediately prior to the USWS Merger Effective Time (other than the Company Acquired Existing USWS Units) will be converted into the right to receive a number of New USWS Units, and an equal number of shares of Class B Common Stock, determined in accordance with the Consideration Allocation, plus cash in lieu of any fractional Common Unit and share of Class B Common Stock and (ii) the Company Acquired Existing USWS Units and the Merger Sub Interests together will be converted into the right to receive the Company Transaction Consideration.

Representations, Warranties and Covenants

The Merger and Contribution Agreement contains customary representations and warranties by the parties thereto.

The Merger and Contribution Agreement also contains customary pre-closing covenants of the parties thereto, including the obligation of USWS Holdings to cause USWS Holdings to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions, without the prior written consent of the Company. Additionally, USWS Holdings and each Blocker Company have each agreed not to directly or indirectly solicit, negotiate or enter into any agreement with any other person relating to an acquisition of any interests in such party or all or substantially all of such party’s assets. Similarly, the Company has agreed not to solicit, negotiate or enter into any agreement with any person (other than USWS Holdings and each Blocker Company) relating to a potential business combination involving the Company.

Conditions to the Parties’ Obligations to Consummate the Transactions

Under the Merger and Contribution Agreement, the obligations of the parties thereto to consummate the Transactions are subject to a number of customary conditions, including, among others, the following: (i) the absence of a law, order or injunction prohibiting the Transactions, (ii) if applicable, the expiration of the waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the representations and warranties of the other parties being true and correct, subject to the material adverse effect standards contained in the Merger and Contribution Agreement (other than with respect to certain fundamental representations and warranties), (iv) material compliance by the other parties with their respective covenants, (v) the approval for Nasdaq Capital Market (“NASDAQ”) listing of the shares of Class A Common Stock issuable in the Transactions, (vi) certain employment agreements with certain individuals being in full force and effect and (vii) the receipt of required approvals of the Company’s stockholders of the Transactions. In addition, under the Merger and Contribution Agreement, the Company’s Available Funds must be at least $280 million at Closing (“Minimum Funds”).

Termination Rights

The Merger and Contribution Agreement contains certain customary termination rights, including, among others, the following: (i) if the closing of the Transactions is not consummated by December 31, 2018; (ii) upon the mutual written consent of the Company and USWS Holdings; (iii) if the consummation of the Transactions is prohibited by law; or (iv) upon an uncured breach of a representation, warranty, covenant or other agreement by the other party that would result in the failure of the conditions to the terminating party’s obligation to consummate the Transactions. None of the parties to the Merger and Contribution Agreement is required to pay a termination fee or reimburse any other party for its expenses as a result of a termination of the Merger and Contribution Agreement.

Board of Directors

The Merger and Contribution Agreement provides that, at Closing, there will be seven members on the board of directors (the “Board”) of the Company, consisting of two directors designated by USWS Holdings, two directors designated by the Crestview Parties (as defined below), two directors designated by the Company and Joel Broussard, the current chief executive officer of USWS Holdings. The Company will disclose the names of the directors constituting the initial Board prior to the Closing.

Amended and Restated Certificate of Incorporation

Pursuant to the Merger and Contribution Agreement, the Company will amend and restate its certificate of incorporation to, among other things, provide for the creation of Class B Common Stock and increase the authorized number of shares of Class A Common Stock and preferred stock.

Pursuant to the amended and restated certificate of incorporation, each share of Class B Common Stock will entitle the holder to one vote, alongside holders of Class A Common Stock in any Company stockholder vote. Holders of Class B Common Stock will not be entitled to any dividends or distributions upon liquidation of the Company, and the Company is not permitted to enter into any business combination or other sale transaction pursuant to which holders of New USWS Units would receive a different form or amount of consideration as holders of Class A Common Stock, or in which shares of Class B Common Stock are exchanged for any consideration. Shares of Class B Common Stock cannot be transferred separate from the New USWS Units to which they correspond, and when coupled with a New USWS Unit, a share of Class B Common Stock is exchangeable for a share of Class A Common Stock.

Other Ancillary Agreements

The Merger and Contribution Agreement also contemplates the execution by the parties of various agreements at the Closing, including, among others, (i) an amended and restated registration rights agreement and (ii) an amended and restated limited liability company agreement of USWS Holdings.

Amended and Restated Registration Rights Agreement. Concurrently with the Closing, the Company, Matlin & Partners Acquisition Sponsor LLC (“Sponsor”), Cantor Fitzgerald & Co. (“Cantor”), the Blocker Stockholders, certain Non-Blocker USWS Members, Crestview III USWS, L.P. (“Crestview Investor I”) and Crestview III USWS TE, LLC (“Crestview Investor II” and together with Crestview Investor I, “Crestview”) will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”), a form of which is an exhibit to the Merger and Contribution Agreement. The Registration Rights Agreement amends, restates and replaces the registration rights agreement entered into by the Company and the signatories thereto in connection with the Company’s initial public offering. Pursuant to the terms of the Registration Rights Agreement and in the manner contemplated thereby, the Company will have certain obligations to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), (i) all or any portion of the shares of Class A Common Stock that the holders hold as of the date of such agreement and that they may acquire thereafter, including upon the conversion, exercise or exchange of any other security therefor and (ii) the Transferred Warrants (defined below) assigned to Crestview at Closing. Additionally, the Registration Rights Agreement provides for customary demand and piggyback rights.

The Registration Rights Agreement also provides that each recipient of Class A Common Stock pursuant to the Blocker Merger or upon exchange of New USWS Units and Class B Common Stock will not transfer such shares of Class A Common Stock prior to the first anniversary of the Closing Date, subject to certain exceptions, including the transfer of up to 50% of the number of shares Class A Common Stock held by such person in an underwritten offering by the Company that is commenced on or after the date that is 180 days after the Closing Date.

Amended and Restated Limited Liability Company Agreement of USWS Holdings. Concurrently with the Closing, USWS Holdings and each member of USWS Holdings named therein, including the Company and the Non-Blocker USWS Members, will enter into USWS Holdings’ amended and restated limited liability company agreement (the “USWS Holdings LLC Agreement”), which sets forth, among other things, the rights and obligations of the members of USWS Holdings. Under the USWS Holdings LLC Agreement, the Non-Blocker USWS Members become members of USWS Holdings and the Company is the managing member of USWS Holdings. As the managing member, the Company has the ability to control all of the day-to-day business affairs and decision making of USWS Holdings without the approval of any other member, unless otherwise stated in the USWS Holdings LLC Agreement.

The foregoing description of the Merger and Contribution Agreement, related agreements and amended and restated certificate of incorporation does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger and Contribution Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. The Merger and Contribution Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger and Contribution Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any other party to the Merger and Contribution Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger and Contribution Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger and Contribution Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger and Contribution Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger and Contribution Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger and Contribution Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger and Contribution Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Sponsor Agreement

In connection with its entry into the Merger and Contribution Agreement, the Company entered into a sponsor agreement (the “Sponsor Agreement”), dated as of the Execution Date, with USWS Holdings, Sponsor and, solely for purposes described therein, Cantor. As of the Execution Date, Sponsor owned 8,125,000 shares of Class F Common Stock (“Sponsor Shares”) and 14,500,000 Company Warrants (“Sponsor Warrants”), and Cantor owned 1,000,000 Company Warrants (“Cantor Warrants”). Pursuant to the Sponsor Agreement, Sponsor agreed to waive any adjustment to the conversion ratio in connection with the Class F Conversion that otherwise might result from the transactions contemplated by the Crestview Subscription Agreement and the Subscription Agreements (as defined below). Sponsor also agreed that, on the Closing Date, Sponsor will forfeit, for no consideration, 2,000,000 Sponsor Shares, as may be increased in accordance with the Sponsor Agreement to the extent (i) the Company’s Available Funds at Closing are less than $325 million, or (ii) any Drawn Shares are issued (the “Founder Share Cancelation”). The Sponsor Agreement also provides that, on the Closing Date, Sponsor and Cantor will forfeit, for no consideration, 1,870,968 Sponsor Warrants and 129,032 Cantor Warrants, respectively (the “Sponsor Warrant Cancelation”); provided that number of Sponsor Warrants and Cantor Warrants subject to cancelation shall be reduced on a one-for-one basis to the extent the Sponsor and Cantor transfer Sponsor Warrants and Cantor Warrant to Crestview pursuant to the Crestview Subscription Agreement. The Sponsor Agreement also includes Sponsor’s agreement to vote all shares of the Company it beneficially owns in favor of the stockholder proposals approving the Transactions and certain related matters as contemplated under the Merger and Contribution Agreement and imposes certain restrictions on transfer on the shares of Class A Common Stock issuable upon conversion of the Sponsor Shares in the Class F Conversion, including that 1,000,000 of those shares, as may be reduced based on the Company’s Available Funds at Closing, may not be transferred, subject to certain exceptions, until the earlier of (i) the date on which the closing price of the Class A Common Stock has equaled or exceeded $12.00 for any 20 trading days within any 30-trading day period and (ii) the fifth anniversary of the Closing Date.

The foregoing description of the Sponsor Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Crestview Subscription Agreement

In connection with its entry into the Merger and Contribution Agreement, the Company entered into a subscription agreement (the “Crestview Subscription Agreement”), dated as of the Execution Date, with Sponsor, Cantor, Crestview Investor I, Crestview Investor II and, solely for purposes described therein, the other Crestview entities named therein (the “Crestview Parties”). Under the Crestview Subscription Agreement, (i) Crestview agreed to purchase from the Company, and the Company agreed to issue and sell to Crestview, for an aggregate purchase price of $90,000,000, an aggregate of 9,000,000 shares of Class A Common Stock plus the Additional Shares (as defined below) (together, the “Firm Shares”) and (ii) Sponsor agreed to transfer and assign to Crestview at Closing 6,782,258 Sponsor Warrants and Cantor agreed to transfer and assign to Crestview at Closing 467,742 Cantor Warrants (together, the “Transferred Warrants”). The “Additional Shares” are the 900,000 shares of Class A Common Stock that, together with the Transferred Warrants, relate to Crestview’s agreement to provide the $90,000,000 backstop commitment described below.

Also pursuant to the Crestview Subscription Agreement, the Company granted to Crestview an option (the “Option”) to purchase up to an additional 10,000,000 shares of Class A Common Stock from the Company (the “Option Shares”) at a purchase price of $10.00 per Option Share. The Option may be exercised by Crestview, in whole or in part, on or before the second business day prior to Closing.

The Crestview Subscription Agreement also provides that Crestview is obligated to purchase from the Company, and the Company is obligated to issue and sell to Crestview (in addition to the Firm Shares and, to the extent applicable, the Option Shares) the Backstop Shares (as defined below) and the Drawn Shares for a purchase price equal to the Backstop Share Amount (as defined below), on the terms and subject to the conditions set forth in the Crestview Subscription Agreement. “Backstop Share Amount” means an amount equal to the lesser of (i) $90,000,000 and (ii) $280,000,000 less the Company’s Available Funds at Closing (the “Backstop Share Amount”). “Backstop Shares” means a number of shares of Class A Common Stock that is equal to the Backstop Share Amount, divided by $10.00. “Drawn Shares” means a number of shares of Class A Common Stock equal to 0.15 multiplied by number of the Backstop Shares. For the avoidance of doubt, if the Backstop Share Amount is zero or less than zero, no shares of Class A Common Stock will be purchased and sold pursuant to the provisions of the Crestview Subscription Agreement described in this paragraph.

The proceeds from the Firm Shares as well as, if applicable, the Option Shares and Backstop Shares, will be used to ensure the Company has the Minimum Funds at Closing (and for working capital and general corporate purposes following the Closing). The transactions contemplated by the Crestview Subscription Agreement are conditioned upon the satisfaction of all conditions precedent to the Closing contemplated by the Merger and Contribution Agreement and other customary conditions, and is expected to close concurrently with, Closing. The Crestview Subscription Agreement will terminate, and be of no further force and effect, upon the earliest to occur of (i) the termination of the Merger and Contribution Agreement in accordance with its terms, (ii) the failure of the parties to satisfy the conditions to Closing set forth in the Merger and Contribution Agreement, including the receipt of required approvals of the Company’s stockholders of the Transactions, and (iii) the mutual written agreement of the parties thereto.

The Crestview Subscription Agreement provides that the Crestview Parties will be entitled to designate for nomination by the Company for election (i) two directors to serve on the Board so long as Crestview beneficially own at least 14.3% of the outstanding Class A Common Stock, one of whom must qualify as an independent director pursuant to NASDAQ rules, and (ii) one director so long as Crestview beneficially own at least 5% and less than 14.3% of the Class A Common Stock.

Pursuant to the Crestview Subscription Agreement, Crestview will be a party to the Registration Rights Agreement.

The foregoing description of the Crestview Subscription Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Crestview Subscription Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Subscription Agreements

In connection with its entry into the Merger and Contribution Agreement, the Company entered into subscription agreements (the “Subscription Agreements”), each dated as of the Execution Date, with certain qualified institutional buyers and accredited investors (the “Investors”), pursuant to which, among other things, the Investors agreed to purchase from the Company, and the Company agreed to issue and sell to the Investors in a private placement an aggregate of 4,500,000 shares of Class A Common Stock for aggregate consideration of approximately $45,000,000 (the “Private Placement”). The proceeds from the Private Placement will be used to ensure the Company has the Minimum Funds at Closing (and for working capital and general corporate purposes following the Closing). The Private Placement is conditioned upon the satisfaction of all conditions precedent to the Closing contemplated by the Merger and Contribution Agreement and other customary conditions, and is expected to close concurrently with, Closing. The Subscription Agreements will terminate, and be of no further force and effect, upon the earliest to occur of (i) the termination of the Merger and Contribution Agreement in accordance with its terms, (ii) the failure of the parties to satisfy the conditions to Closing set forth in the Merger and Contribution Agreement, including the receipt of required approvals of the Company’s stockholders of the Transactions, and (iii) the mutual written agreement of the parties thereto.

The Subscription Agreements provide that the Company must register the resale of the shares of Class A Common Stock issued thereunder pursuant to a registration statement to be filed with the U.S. Securities and Exchange Commission (“SEC”) within 30 calendar days after Closing.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subscription Agreements, a form of which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Closing, and as described in more detail above in Item 1.01 of this Current Report, the Company expects to issue (i) shares of Class A Common Stock and Class B Common Stock to the Blocker Companies and the Non-Blocker USWS Members, respectively, pursuant to the Merger and Contribution Agreement (ii) shares of Class A Common Stock in connection with the Class F Conversion and (iii) and shares of Class A Common Stock to Crestview and the Investors pursuant to the Crestview Subscription Agreement and Subscription Agreements, respectively. The shares of Class A Common Stock and Class B Common Stock to be issued will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein.

Item 8.01	Other Events.

On July 15, 2018, the Company issued a press release regarding the Transactions, a copy of which is filed as Exhibit 99.1 hereto.

On July 16, 2018, the Company issued an investor presentation regarding the Transactions, a copy of which is filed as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibits
2.1*	Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein.
10.1	Sponsor Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, USWS Holdings LLC, Matlin & Partners Acquisition Sponsor LLC and, solely for purposes described therein, Cantor Fitzgerald & Co.
10.2*	Crestview Subscription Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, Matlin & Partners Acquisition Sponsor LLC, Cantor Fitzgerald & Co., Crestview III USWS, L.P., Crestview III USWS TE, LLC and, solely for purposes described therein, the Crestview entities named therein.
10.3	Form of Subscription Agreement, dated as of July 13, 2018, by and between Matlin & Partners Acquisition Corporation and the investor named therein.
99.1	Press Release, dated July 15, 2018.
99.2	Investor Presentation, dated July 16, 2018.

_________________

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

Forward-Looking Statements

Certain statements contained in this Current Report, which reflect the current views of the Company with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. These forward-looking statements include, but are not limited to, statements with respect to the completion of the Transactions contemplated by the Merger and Contribution Agreement, the future operating and financial performance, business plans and prospects of the combined company. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. The forward-looking statements contained in this Current Report are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that Company has anticipated. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s or control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

A description of certain risks and uncertainties and factors that could cause actual results to differ materially from past results and future plans and projected and estimated future results can be found in the Company Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” as well as in its subsequent current reports on Form 8-K, all of which are filed with the SEC and available free of charge at www.sec.gov.

None of the Company or its respective affiliates or representatives assumes any obligation to update or correct any forward-looking statements or other information contained in this Current Report.

Additional Information

This Current Report is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed Transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. In connection with the proposed Transactions, the Company intends to file a proxy statement with the SEC. The definitive proxy statement and other relevant documents will be sent or given to the stockholders of the Company and will contain important information about the proposed Transactions and related matters. The Company’s stockholders and other interested persons are advised to read, when available, the proxy statement in connection with the Company’s solicitation of proxies for the meeting of stockholders to be held to approve the Transactions because the proxy statement will contain important information about the proposed Transactions. When available, the definitive proxy statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the Transactions. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company, its directors and officers and USWS and its directors and officers may be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed business combination. The Company’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in its Registration Statement on Form S-1 initially filed with the SEC on February 15, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC regarding the proposed Transactions if and when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATLIN & PARTNERS ACQUISITION CORPORATION

Date: July 16, 2018	By:	/s/ David J. Matlin
Name: David J. Matlin
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
2.1*	Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein.
10.1	Sponsor Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, USWS Holdings LLC, Matlin & Partners Acquisition Sponsor LLC and, solely for purposes described therein, Cantor Fitzgerald & Co.
10.2*	Crestview Subscription Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, Matlin & Partners Acquisition Sponsor LLC, Cantor Fitzgerald & Co., Crestview III USWS, L.P., Crestview III USWS TE, LLC and, solely for purposes described therein, the Crestview entities named therein.
10.3	Form of Subscription Agreement, dated as of July 13, 2018, by and between Matlin & Partners Acquisition Corporation and the investor named therein.
99.1	Press Release, dated July 15, 2018.
99.2	Investor Presentation, dated July 16, 2018.

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*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.